                                 SCHEDULE 14A
                                (RULE 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement    [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                    GENTEX
-------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)



-------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

    [X] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

    (5) Total fee paid:

--------------------------------------------------------------------------------

    [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

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    (2) Form, schedule or registration statement no.:

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    (3) Filing party:

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    (4) Date filed:

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
                          [GENTEX CORPORATION LOGO]

                          600 N. CENTENNIAL STREET
                          ZEELAND, MICHIGAN  49464

                        NOTICE OF 1998 ANNUAL MEETING


          The Annual Meeting of the Shareholders of Gentex Corporation, a Michigan corporation, will be held at the Amway Grand Plaza Hotel, Pearl at Monroe, Grand Rapids, Michigan, on Thursday, May 21, 1998, at 4:30 p.m. E.D.S.T., for the following purposes:

         1.       To elect two directors as set forth in the Proxy Statement.

         2. To act upon a proposal to amend and restate the Gentex Corporation Qualified Stock Option Plan.

         3. To act upon a proposal to amend the Articles of Incorporation to increase the authorized shares of common stock.

         4. To transact any other business that may properly come before the meeting.

         Shareholders of record as of the close of business on March 27, 1998, are entitled to notice of, and to vote at the meeting. You are requested to sign, date, and return the accompanying Proxy in the enclosed, self-addressed envelope, regardless of whether you expect to attend the meeting in person. You may withdraw your Proxy at the meeting if you are present and desire to vote your shares in person.

                                             BY ORDER OF THE BOARD OF DIRECTORS




                                             Connie Hamblin
                                             Secretary


April 3, 1998

                               GENTEX CORPORATION

                            600 N. Centennial Street
                             Zeeland, Michigan 49464


                       PROXY STATEMENT FOR ANNUAL MEETING
                     OF SHAREHOLDERS TO BE HELD MAY 21, 1998

SOLICITATION OF PROXIES

         This Proxy Statement is being furnished on or about April 3, 1998, to the shareholders of Gentex Corporation in connection with the solicitation by the Board of Directors of the Corporation of Proxies to be used at the Annual Meeting of Shareholders to be held on Thursday, May 21, 1998, at 4:30 p.m. E.D.S.T. at the Amway Grand Plaza Hotel, Pearl at Monroe, Grand Rapids, Michigan.

         If the form of Proxy accompanying this Proxy Statement is properly executed and returned to the Company, the shares represented by the Proxy will be voted at the Annual Meeting of Shareholders in accordance with the directions given in the Proxy, unless the Proxy is revoked. Any shareholder executing and returning the form of Proxy which accompanies this Proxy Statement may revoke the Proxy, at any time before it has been exercised, by delivering a written notice of revocation to the Secretary of the Company, executing a subsequent proxy or attending the meeting and voting in person.

         The cost of the solicitation of Proxies will be borne by the Company. In addition to the use of the mails, Proxies may be solicited personally or by telephone or facsimile by a few regular employees of the Company without additional compensation. The Company does not intend to pay any compensation for the solicitation of Proxies, except that brokers, nominees, custodians, and other fiduciaries will be reimbursed by the Company for their expenses in connection with sending proxy materials to beneficial owners and obtaining their Proxies.

VOTING SECURITIES AND RECORD DATE


         March 27, 1998, has been fixed by the Board of Directors as the record date for determining shareholders entitled to vote at the Annual Meeting. On that date, 35,691,815 shares of the Company's common stock, par value $.06 per share, were issued and outstanding. Shareholders are entitled to one vote for each share of the Company's common stock registered in their names at the close of business on the record date.


ELECTION OF DIRECTORS

         The Company's Articles of Incorporation specify that the Board of Directors shall consist of at least six but not more than nine members, with the exact number to be determined by the Board. The Board has fixed the number of directors at seven. The Articles of Incorporation also specify that the Board of Directors be divided into three classes, with the classes to hold office for staggered terms of three years each. John Mulder and Mickey Fouts are incumbent directors previously elected by shareholders, and they are nominees for re-election to a three-year term expiring in 2001.

         Unless otherwise directed by a shareholder's marking on the Proxy card, the persons named as proxy voters in the accompanying Proxy will vote for the nominees described below. In the event any of these nominees is no longer a candidate at the time of the Annual Meeting of Shareholders (a situation which is not now anticipated), the Board of Directors may designate a substitute nominee, in which case the accompanying Proxy will be voted for the substituted nominee.

         Under Michigan law, directors are elected by a plurality of the votes cast by shareholders. Therefore, the two nominees who receive the largest number of affirmative votes will be elected, irrespective of the number of votes received. Broker nonvotes, votes withheld, and votes cast against any nominee will not have a bearing on the outcome of the election. Votes will be counted by Inspectors of Election appointed by the presiding officer at the Annual Meeting.

         The Board of Directors recommends a vote FOR the election of both persons nominated by the Board.

         The content of the following table relating to business experience is based upon information furnished to the Company by the nominees and directors.

                  NAME, (AGE)                  BUSINESS EXPERIENCE
                  AND POSITION                   PAST FIVE YEARS

                      NOMINEES FOR TERMS TO EXPIRE IN 2001



Mickey E. Fouts (66)                       Mr.  Fouts  has  been  Chairman
  Director since 1982                      of the  Board,  Equity Services
                                           Company  (investment  services),
                                           Denver,  CO, for more than five
                                           years. In addition, he was Chairman
                                           of the Board and interim C.E.O. of
                                           American Consolidated Growth Capital
                                           (temporary services), Denver, CO,
                                           from January to June of 1996, and
                                           the Director of Corporate Finance,
                                           Tamaron Capital Markets (investment
                                           banking), Denver, CO from November
                                           1993 to May 1994.

John Mulder (61)                           Mr. Mulder is the Vice President
  Director since 1992                      --  Automotive Marketing of
                                           Gentex  Corporation,  and he has
                                           held that position for more than
                                           five years.

                      DIRECTORS WHOSE TERMS EXPIRE IN 2000


Fred Bauer (55)                            Mr. Bauer is the Chairman and
  Director since 1981                      Chief  Executive  Officer of Gentex
                                           Corporation,  and he has held that
                                           position for more than five years.

Leo L. Weber (68)                          Since  1990, Mr. Weber  has
  Director since 1991                      been  engaged  in  the consulting
                                           business as L. L. Weber &
                                           Associates,  West Bloomfield, MI.
                                           Previously, he was  the President of
                                           Robert Bosch Corporation,
                                           Farmington Hills, MI (manufacturer
                                           of sophisticated automotive
                                           components).


                      DIRECTORS WHOSE TERMS EXPIRE IN 1999



Arlyn Lanting (57)                         Mr.  Lanting is the Vice
   Director since 1981                     President  -- Finance of Aspen
                                           Enterprises,   Ltd.,  Grand  Rapids,
                                           MI  (real  estate investments),  and
                                           he has held that  position  for more
                                           than five years.

Kenneth La Grand (57)                      Mr. La Grand is the Executive
  Director since 1987                      Vice President of Gentex
                                           Corporation, and he has held that
                                           position for more than five years.


Ted Thompson (68)                          Mr.  Thompson  is  the
  Director since 1987                      Chairman  and  Chief  Executive
                                           Officer  of  X-Rite,  Incorporated,
                                           Grandville,  MI (a manufacturer
                                           of light and color-measuring
                                           instruments),  and he has held that
                                           position  for more than five  years.
                                           Mr.  Thompson  is also a director of
                                           X-Rite, Incorporated.


         Arlyn Lanting and Kenneth La Grand are brothers-in-law. There are no other family relationships between the nominees, directors, and executive officers of the Company.

         The Company has an Audit Committee comprised of Messrs. Lanting and Weber. The Audit Committee recommends to the Board of Directors the selection of independent public accountants and reviews the scope of their audit, their audit report, and any recommendations made by them. This Committee met on two occasions during the fiscal year ended December 31, 1997.

         The Company has a Compensation Committee comprised of Messrs. Bauer, Lanting, and Thompson. The Compensation Committee is responsible for administering the Company's stock-based incentive plans and supervising other compensation arrangements for executive officers of the Company. The Compensation Committee met five times during the fiscal year ended December 31, 1997.

         In addition, the Company has an Executive Committee comprised of Messrs. Bauer, Lanting, and La Grand which is authorized to act on behalf of the Board between full Board meetings, to the extent permitted by law. This Committee did not meet during the fiscal year ended December 31, 1996.

         The Company does not have a standing nominating committee.

         During 1997 the Board of Directors met on four occasions. All directors attended at least 75 percent of the aggregate number of meetings of the Board and Board committees on which they served.

PROPOSAL TO AMEND AND RESTATE THE QUALIFIED STOCK OPTION PLAN

         In 1995, the shareholders of the Company approved the Amended and Restated Gentex Corporation Qualified Stock Option Plan providing for the grant of options to key employees of the Company for the purchase of not more than 2,250,000 shares of the Company's common stock, adjusted to 4,500,000 to reflect a subsequent 100 percent stock dividend. At March 1, 1998, 1,346,731 shares had been reserved for issuance upon the exercise of outstanding options and 3,042,749 shares remained available for the grant of options.

         Effective August 25, 1997, the Board of Directors took action to amend and restate the plan (the "Option Plan"), subject to the approval of the Company's shareholders. The amended and restated Option Plan modifies the existing plan by removing the special provision applicable to C.E.O. F. Bauer that specified an automatic annual option grant in his favor, and extending the expiration date from 2004 to 2007. The automatic grant provision was originally included in order to permit Mr. Bauer to participate in decisions of the committee that administers the Option Plan, in accordance with the then applicable Securities and Exchange Commission rules. Those rules have been subsequently modified, and the Option Plan, as amended, now removes that automatic grant so that Mr. Bauer will hereafter be subject to the same provisions as all other grantees. At the time the Board of Directors approved the amendment of the Plan, an additional option grant was made to Mr. Bauer in the amount of 15,000 shares, subject to approval of the amended Plan by shareholders. If the Plan is approved by shareholders, this 15,000 share grant will supplement the 15,000 share automatic grant during 1997 under the then existing Plan, for a total of 30,000 shares under option grants in 1997. Shareholders will be asked to consider and approve the Option Plan, as amended and restated, at the Annual

Meeting. The following paragraphs summarize the principal features of the amended and restated Option Plan, and the full text of the Option Plan, as amended, is appended to this Proxy Statement as Appendix A.

         Purpose. The purpose of the Option Plan is to provide the Company with the opportunity to use stock options as a means of recruiting new managerial and technical personnel, where appropriate, and to provide employees with an additional incentive to contribute to the success of the Company and remain in the Company's employ.

         Eligibility and Administration. The Option Plan is administered by a Committee appointed by the Board of Directors. The Committee is authorized to determine which of the Company's employees are entitled to receive options, the number of shares subject to each option, the option term (not to exceed a period of ten years), and such other matters as are specified in the Option Plan. Options may be granted under the terms of the Option Plan to all employees of the Company, including employees of its majority-owned subsidiaries. As of March 1, 1998, two hundred forty-two employees (including eight officers) have been granted options under the Plan.

         Shares Subject to the Plan. In its existing form, the Option Plan provides that a maximum of 4,500,000 shares of the Company's common stock, par value $.06 per share, are authorized for sale pursuant to options granted under the Plan, and 3,042,749 shares currently remain available for grants. Shares may be supplied to satisfy the requirements of options granted under the Option Plan out of shares held in treasury, authorized but unissued shares, or partly out of each. Upon expiration or termination of options without exercise, the shares subject to those options are available for options subsequently granted under the Option Plan. The Option Plan provides for appropriate adjustments in the number of shares and option prices in the event of any stock dividends, stock splits, reclassifications of shares or recapitalizations to prevent dilution of the interest of the optionees. Options may also contain provisions for termination or acceleration of exercise rights in the event of any merger or consolidation involving the Company. If options are granted containing provisions for acceleration of exercise rights in the event of a merger or consolidation of the Company, the effect may be to discourage attempts to acquire control of the Company which shareholders may deem to be in their best interests.

         Operation of the Plan. The Option Plan provides for the granting of options which qualify as incentive stock options as defined by Section 422 of the Internal Revenue Code. The exercise price of an option may not be less than 100 percent of the per share fair market value of the Company's common stock on the date the option is granted. Upon exercise, the price must be paid in full, and may be paid in cash and/or by the surrender of previously issued shares of outstanding options. Under the terms of the Option Plan, fair market value is deemed to equal the closing sale price on the date of grant of the option. On March 1, 1998, the closing sale price for the Company's common stock as reported by The Nasdaq Stock Market was $32.25.

         Options may be exercised in whole or in part after such dates as may be specified in the option agreements, and no option may extend for a period of more than ten years. Individual option agreements will contain such termination provisions as the Committee deems advisable, except that no option may be exercised more than twelve months after termination of employment on account of death or disability, nor more than three months after termination of employment for any other reason, without specific approval by the Committee. Options are not transferable except by will or pursuant to the laws of descent and distribution upon an optionee's death, except for estate planning transfers permitted under Section 12 of the Plan. During the lifetime of an optionee, options may be exercised only by the optionee, or such a permitted tranferee.

         Amendment and Termination. The Option Plan, as amended, will terminate automatically on August 25, 2007, unless terminated earlier by the Board of Directors. The Board of Directors may amend the Option Plan at any time, provided that no amendment may, without shareholder approval: (a) alter the aggregate number of shares that may be issued; (b) decrease the price at which options may be granted; or (c) modify the eligibility requirements for optionees.

         Summary of Federal Income Tax Consequences. The following paragraphs summarize the federal income tax consequences with respect to options granted under the Option Plan, based upon management's understanding of the existing federal income tax laws.

         No tax consequences will result, except in the case of an optionee who is subject to the alternative minimum tax, to the optionee or the Company from the grant of an option to, or the exercise of an option by, the optionee. Instead, the optionee will recognize gain or loss when the shares received upon exercise of the option are disposed of or sold. For purposes of determining the gain or loss, the optionee's basis in the shares will be the option price. If the date of sale or disposition of the shares is at least two years after the date of the grant of the option and at least one year after receipt of the shares upon exercise of the option, the optionee will be entitled to capital gain treatment upon the sale or disposition. The current capital gain rate is 20 percent if the shares have been held for more than 18 months. If the shares have been held for at least one year but 18 months or less, the current capital gain rate is 28 percent.

         The Company generally will not be allowed a deduction with respect to an option. However, if an optionee fails to meet the holding period requirements, or makes a disqualifying disposition under Section 12 of the Plan, any gain realized upon sale or disposition of the shares receive upon exercise will be treated as ordinary income, rather than capital gain, to the extent of the excess, if any, of the fair market value of the shares at the time of exercise (or, if less, in certain cases the amount realized on such sale or disposition) over the option price. In that case, the Company will be allowed a corresponding deduction.

         The amount, if any, by which the fair market value of the shares transferred to the optionee upon the exercise of an option exceeds the option price will constitute an item of tax preference, subject, in certain circumstances, to the alternative minimum tax.

         The rules governing the tax treatment of options and stock acquired upon the exercise of options are quite technical. Therefore, the foregoing description of tax consequences is necessarily general and does not purport to be complete.

         The affirmative vote of a majority of the Company's outstanding common stock represented and voted at the Annual Meeting is required to approve the adoption of the Option Plan, as amended and restated. Since a majority of the votes cast is required for approval, any negative vote will necessitate an offsetting affirmative vote to assure approval. Any ballot or proxy marked "abstain" and any broker nonvote will be counted as a negative vote. Votes will be counted by Inspectors of Election appointed by the presiding officer at the Annual Meeting.

         The Board of Directors recommends a vote FOR adoption of the proposed Amended and Restated Qualified Stock Option Plan.


PROPOSAL TO APPROVE INCREASE IN AUTHORIZED SHARES OF COMMON STOCK

         Article III of the Company's Articles of Incorporation currently provides for authorized capital stock of 55,000,000 shares, consisting of 50,000,000 shares of common stock, par value $.06 per share, and 5,000,000 shares of preferred stock, no par value. No preferred stock is presently outstanding. At March 1, 1998, there were 35,650,765 shares of common stock outstanding, and 6,932,031 shares have been reserved for issuance under the Company's various stock plans.

         At a meeting held on March 6, 1998, the Board of Directors unanimously resolved to amend Article III of the Articles of Incorporation to increase the authorized shares of common stock from 50,000,000 to 100,000,000, and recommend the amendment for approval by the Company's shareholders. The Board believes that the authorization of an additional 50,000,000 shares of common stock will provide increased flexibility for future growth and provide the opportunity for enhanced marketability of the Company's common stock, although the Board has no present intention of issuing those shares for any particular purpose at the present time.

         From time to time, the Company has considered potential acquisitions and management expects to continue to consider acquisition opportunities in the future. The Company's common stock could be used as a means for accomplishing an acquisition. The increase in authorized common stock would also enhance the ability of the Board of Directors to consider the possibility of declaring a stock dividend to existing shareholders and/or provide for the reservation of additional shares for potential issuance under the Company's various stock plans as a means of retaining key personnel and attracting new personnel. It is also possible that the additional shares of common stock could be utilized by the Company as a part of a defensive strategy to counter any hostile takeover attempts. Shares of the Company's common stock do not carry preemptive rights to purchase additional shares of the Company's stock.

         The Board recommends that Article III of the Company's Articles of Incorporation be amended to read as stated on Appendix B to this Proxy Statement. The only change in the Articles is the increase in the number of shares of common stock from 50,000,000 to 100,000,000.

         The affirmative vote of a majority of the outstanding shares of common stock, in person or by proxy, on the proposed amendment to Article III is required for approval. Since an absolute majority of outstanding shares is required, any ballot or proxy marked "abstain" will have the same effect as a negative vote. Votes will be counted by Inspectors of Election appointed by the preceding officer at the Annual Meeting.

         The Board of Directors recommends a vote FOR adoption of the proposed increase in authorized common stock.

SECURITIES OWNERSHIP OF MANAGEMENT

         The following table contains information with respect to ownership of the Company's common stock by all directors, nominees for election as directors, executive officers named in the tables under the caption Executive Compensation, and all executive officers and directors as a group. The content of this table is based upon information supplied by the Company's officers, directors, and nominees for election as directors, and represents the Company's understanding of circumstances in existence as of March 1, 1998.


                                                  AMOUNT AND NATURE OF OWNERSHIP
                                         ---------------------------------------------
            NAME OF                      SHARES BENEFICIALLY               EXERCISABLE            PERCENT
       BENEFICIAL OWNER                     OWNED (1)                     OPTIONS (2)             OF CLASS
----------------------------------------------------------------------------------------------------------
Fred Bauer                               2,013,233(3)                  33,001                       5.7%

Mickey E. Fouts                              5,000                      5,000                         *

Enoch Jen                                   52,600                     33,200                         *

Arlyn Lanting                              291,000(4)                  91,000                         *

Kenneth La Grand                           317,002(5)                  77,002                         *

John Mulder                                 89,795                     25,822                         *

Ted Thompson                               121,000                    119,000                         *

Leo L. Weber                                39,000                     35,000                         *

All directors and executive              2,928,630                    419,025                       8.2%
  officers as a group
  (8 persons)
--------------------------------------------------------------------------------------------------------------------

*        Less than one percent.

(1) Except as otherwise indicated by footnote, each named person claims sole voting and investment power with respect to the shares indicated.

(2) This column reflects shares subject to options exercisable within 60 days, and these shares are included in the column captioned "Shares Beneficially Owned."

(3) Includes 16,000 shares owned by one of Mr. Bauer's children who lives with him.

(4) Includes 200,000 shares owned of record by Aspen Enterprises, Ltd., of which Mr. Lanting is a director, officer, and substantial shareholder, and Mr. Lanting disclaims beneficial ownership of those shares.

(5) Includes 25,000 shares held in a trust established by Mr. La Grand's spouse and Mr. La Grand disclaims beneficial ownership of those shares.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table contains information with respect to ownership of the Company's common stock by persons or entities who are beneficial owners of more than five percent of the Company's voting securities. The information contained in this table is based on information contained in Schedules 13D and 13G furnished to the Company.



          NAME AND ADDRESS                       AMOUNT AND NATURE OF
         OF BENEFICIAL OWNER                     BENEFICIAL OWNERSHIP                       PERCENT OF CLASS
----------------------------------------------------------------------------------------------------------------------

State Treasurer                                        2,013,600 (1)                            5.7%
State of Michigan
P.O. Box 15128
Lansing, MI  48901

Denver Investment Advisors LLC                         2,351,370                                6.6%
1225 17th Street
Denver, CO 80202

----------------------------------------------------------------------------------------------------------------------


(1) The State Treasurer acts as the investment fiduciary for retirement systems sponsored by the State of Michigan for Public School Employees, State Employees, State Police, Judges, and Probate Judges.

EXECUTIVE COMPENSATION

         The following table contains information regarding compensation paid by the Company with respect to the preceding fiscal year to its chief executive officer and to each executive officer whose salary and bonus compensation exceeded $100,000.


                           Summary Compensation Table

---------------------------------------------------------------------------------------------------------------------------
                                                                         LONG-TERM COMPENSATION
                                                               --------------------------------------
                                                                         AWARDS               PAYOUTS
                                  ANNUAL COMPENSATION          ---------------------------    -------
                            --------------------------------    RESTRICTED     SECURITIES                    ALL OTHER
                              SALARY       BONUS     OTHER        STOCK        UNDERLYING                  COMPENSATION
EXECUTIVE                        ($)         ($)      ($)        AWARD($)      OPTIONS(#)      LTIP($)        ($)(1)
---------------------------------------------------------------------------------------------------------------------------
Fred Bauer              1997    267,680      74,433                   --         30,000(2)                 3,952
Chairman and CEO        1996    257,548     120,790                   --         15,000                    3,467
                        1995    245,143      82,749                   --         30,000                    3,389




Kenneth La Grand        1997    160,643      55,259                   --         20,000                    3,701
Executive Vice          1996    156,221      52,769                   --         17,000                    3,703
President               1995    148,083      45,827              238,750(3)      28,000                    3,125




John Mulder             1997    179,133      57,372                   --         15,000                    3,772
Vice President,         1996    188,642      54,519                   --         14,500                    4,261
Automotive Marketing    1995    178,084      47,055              191,000(3)      24,000                    3,654




Enoch Jen               1997    101,176      40,477                   --         12,000                    3,564
Vice President,         1996     96,488      38,253                   --         20,000                    3,564
Finance & Treasurer     1995     91,885      35,334              106,875(3)      16,000                    2,786

----------------------------------------------------------------------------------------------------------------------

(1) These amounts represent the sum of "matching" contributions by the Company pursuant to its 401(k) Plan and annual premiums for term life insurance attributed to each executive officer.

(2) One-half of these shares are continent on the approval of shareholders. See the discussion under the caption Proposal to Amend and Restate the Qualified Stock Option Plan.

(3) Represents the aggregate market value at the date of grant for shares of common stock awarded under the Company's Restricted Stock Plan. Assuming continued employment with the Company, restrictions on shares lapse upon the expiration of five years from the date of grant in the case of Mr. Jen, and one-third each on the 4th, 5th, and 6th anniversaries of the grant in all other cases. Dividends will be paid on these shares if, and to the same extent paid on the Company's common stock generally. At the close of the Company's fiscal year, the following officers held the following number of restricted shares with the corresponding net market values: K. La Grand 20,000 shares for $537,500; J. Mulder 16,000 shares for $430,000; and E. Jen 10,000 shares for $268,750.

         The following table contains information regarding stock options granted to the above-named executive officers during the preceding fiscal year.

                        Option Grants in Last Fiscal Year


                                                           INDIVIDUAL GRANTS
                          ------------------------------------------------------------------------
                             NUMBER OF               PERCENT                                           GRANT DATE
                            SECURITIES,             OF OPTIONS       EXERCISE                           PRESENT
                            UNDERLYING                TO ALL          PRICE        EXPIRATION           VALUE
EXECUTIVE                  OPTIONS(#)(1)             EMPLOYEES        ($/SH)(2)          DATE             ($)(3)
-----------------------------------------------------------------------------------------------------------------
Fred Bauer                     30,000                5.9               23.3125          8/25/04          633,171

Kenneth La Grand               20,000                3.9               24.625           9/26/04          445,330

John Mulder                    15,000                2.9               24.625           9/26/04          333,998

Enoch Jen                      12,000                2.3               19.75            3/26/04          214,901
-----------------------------------------------------------------------------------------------------------------

(1) These options become exercisable, so long as employment with the Company continues, for 20 percent of the shares on each anniversary of the grant date commencing with the first anniversary of the grant date.

(2) The exercise price may be paid in cash, in shares of the Company's common stock, and/or by the surrender of exercisable options valued at the difference between the exercise price and the market value of the underlying shares.

(3) Based on the Black-Scholes option valuation model, assuming volatility of 118%, a risk-free rate of return equal to seven year treasury bonds, a dividend yield of zero, and an exercise date of seven years after grant. This model is an alternative suggested by the Securities and Exchange Commission, and the Company neither endorses this particular model, nor necessarily agrees with this method for valuing options. The ultimate value of options will depend on the Company's success, as reflected by an increase in the price of its shares, which will inure to the benefit of all shareholders.

         The following table contains information regarding the exercise of options during the preceding fiscal year by the above-named executives, as well as unexercised options held by them at fiscal year-end.


     Aggregated Option Exercises in Last Fiscal Year and Year-end Values



                                                           NUMBER OF SECURITIES
                      SHARES                              UNDERLYING UNEXERCISED                 VALUE OF UNEXERCISED
                     ACQUIRED                                OPTIONS AT FISCAL                   IN-THE-MONEY OPTIONS
                        ON       VALUE                          YEAR-END (#)                     FISCAL YEAR-END ($)
                     EXERCISE   REALIZED              ---------------------------------     --------------------------------
 EXECUTIVE              (#)        ($)                EXERCISABLE         UNEXERCISABLE     EXERCISABLE        UNEXERCISABLE
----------------------------------------------------------------------------------------------------------------------------
Fred Bauer                                      33,001            71,999              484,514          589,858

Kenneth La Grand      35,000     743,280       103,002            63,998            1,985,788          575,515

John Mulder           20,000     324,843        45,300            49,200              687,473          432,272

Enoch Jen              5,000      76,719        26,801            52,799              492,859          709,987
----------------------------------------------------------------------------------------------------------------------------

                          Executive Compensation Report

         The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors. This Committee is comprised of three members: two independent outside directors and the Chief Executive Officer (C.E.O.). The Committee makes recommendations to the Board of Directors with respect to executive compensation matters, except for awards made pursuant to the Company's stock-based incentive plans, which are the exclusive prerogative of the Committee.

         The executive compensation program is composed of three elements: base salary, annual bonus, and stock-based incentives. These elements are utilized to accommodate several objectives:

         - Provide the means to attract, motivate, and retain executive management personnel.

         - Provide for long-term success by focusing on continuing technical development and improvement in customer satisfaction.

         - Provide base salary compensation that is competitive in the market for managerial talent.

         - Provide annual bonus compensation reflective of both individual achievement and overall Company performance.

         - Provide stock-based incentive compensation that focuses on long-term Company performance and aligning the interests of management with the interests of shareholders.

         Base salary compensation for executive officers is predicated primarily on competitive circumstances for managerial talent and positions reflecting comparable responsibility. These competitive circumstances are determined from local, regional, and national surveys of employers comparable to the Company in size, stage of development, and industry. Historically, base salaries for executive officers have been relatively low, and stock-based incentives have received more emphasis, reflecting the entrepreneurial, high growth rate stage of the Company's development. Base salary decisions for executive officers other than the C.E.O. are determined by C.E.O. F. Bauer and reviewed annually by the Committee. The base salary for C.E.O. Bauer for 1997 was established by the Committee (without participation by C.E.O. Bauer) and approved by the Board of Directors. The Committee's recommendation was made after reviewing survey information from several sources, textual materials regarding executive compensation strategies in general, the past and expected contributions of C.E.O. Bauer to the Company's progress, the quality, loyalty, and performance of the management team assembled and led by him, and the relationships between his salary and the average salary levels for the Company's hourly paid workers, salaried employees, and executive officers.

         Annual bonus compensation for executive officers is composed of two elements: payments under the Company's Gain Sharing Bonus Plan and performance bonuses. All employees of the Company, including executive officers, are eligible to share in the Company's Gain Sharing Bonus Plan after the first six months of employment. A percentage of pre-tax income, in excess of an established threshold for shareholder return on equity, is distributed quarterly to eligible employees. The amount to be distributed is allocated among all eligible employees in proportion to the salary or wages (including overtime) paid to those employees during the quarter. In addition, performance bonuses are paid to various managerial employees, including executive officers, based upon individual performance during the year and the overall performance of the Company during the year. Regarding 1997, C.E.O. F. Bauer evaluated the performance of each executive officer, sometimes in consultation with other officers, and determined performance bonuses predicated approximately one-half on the individual's achievements and contributions to Company success, and one-half on the overall performance of the Company for the year. C.E.O. F. Bauer participated in the Gain Sharing Plan along with all other eligible employees. In addition, Mr. Bauer was awarded a performance bonus in the amount of $25,000. The award was recommended by the Committee (without participation by Mr. Bauer) based upon the Company's significant gains in both sales and earnings, its competitive position in the marketplace, and the effectiveness of his management leadership, and the recommendation was approved by the Board of Directors.

         Stock-based incentive compensation is intended to align the interests of shareholders and senior management by making the managers shareholders in a significant amount, and providing them incentives to work to increase the price of the Company's shares by granting them options to acquire additional shares. Generally, restricted stock grants are subject to forfeiture if the executive officer does not continue employment with the Company for the period specified at the time of grant. Similarly, stock options become exercisable generally for a portion of the shares after one year and for additional portions each year thereafter, subject however to the requirement that the optionee must be employed by the Company at the time of exercise. During 1997 stock options were awarded to executive officers, other than the C.E.O., by the Committee, based upon recommendations from C.E.O. F. Bauer, taking into consideration for each executive the scope of responsibility, contribution to success in prior periods, ability to influence success in the future, and demonstrated ability to achieve agreed-upon goals.

         Currently, the Company's Qualified Stock Option Plan provides for an automatic annual option for C.E.O. F. Bauer for 15,000 shares. The award was made "automatic" in order to preserve Chairman Bauer's ability to continue his service on the Committee as a "disinterested person" under the S.E.C. rules applicable at the time this provision was approved by shareholders. An Amendment to the Plan has been adopted by the Board of Directors, subject to the approval of shareholders. (See Proposal to Amend and Restated the Qualified Stock Option
Plan). At the time the Board of Directors approved the amendment of the Plan, an additional option grant was made to Mr. Bauer in the amount of 15,000 shares. If the Plan amendment is approved by shareholders, this 15,000 share grant will supplement the 15,000 share automatic grant during 1997 under the then existing Plan, for a total of 30,000 shares under option grants in 1997. The size of the grants in 1997 reflect the Committee's belief that an increase in Mr. Bauer's compensation should be weighted more heavily towards stock-based incentive compensation.


                                 Compensation Committee Members:

                                            Fred Bauer
                                            Arlyn Lanting
                                            Ted Thompson

                             Stock Performance Graph

         The following graph depicts the cumulative total return of the Company's common stock compared to the cumulative total return on the NASDAQ Stock Market index (all U.S. companies) and the Dow Jones Index for Automobile Parts and Equipment Companies (excluding tire and rubber makers). The graph assumes an investment of $100 on the last trading day in 1992, and reinvestment of dividends in all cases.





                                                                   Dow Jones Auto
                                           The Nasdaq             Parts & Equipment
                                          Stock Market           Companies (Excluding
                     Gentex Corp.       (U.S. Companies)       Tire and Rubber Makers )
12/31/92                 $100                 $100                      $100
12/31/93                 $332                 $115                      $131
12/31/94                 $228                 $112                      $115
12/31/95                 $207                 $159                      $142
12/31/96                 $379                 $195                      $161
12/31/97                 $506                 $240                      $208




         The Company has not adopted any long-term incentive plan or any defined benefit or actuarial plan, as those terms are defined in the applicable regulations promulgated by the Securities and Exchange Commission. Neither does the Company have any contracts with its executive officers assuring them of continued employment, nor any compensatory arrangement for executives linked to a change in control of the Company.

         Directors who are employees of the Company receive no compensation for services as directors. Directors who are not employees of the Company receive a director's retainer in the amount of $6,000 per year plus $800 for each meeting of the Board attended and $500 for each committee meeting attended. In addition, each nonemployee person who is a director immediately following each annual meeting of shareholders is entitled to receive an option to purchase 5,000 shares of the Company's common stock at a price per share equal to the fair market value on that date. Each option has a term of ten years and becomes exercisable in full six months after the date of the grant.

                  Compensation Committee Interlocks and Insider
                     Participation in Compensation Decisions

         Fred Bauer, Chairman and C.E.O., was a member of the Company's Compensation Committee during the fiscal year ended December 31, 1997. That Committee was responsible for supervising the Company's executive compensation arrangements, including the making of decisions with respect to the award of stock-based incentives for executive officers during that year. In prior years, Mr. Bauer was not eligible for any discretionary stock-based incentive awards; rather Mr. Bauer received an automatic annual stock option grant for 15,000 shares under the Company's Qualified Stock Option Plan. That Plan has been proposed for amendment. (See Proposal to Amend and Restate Qualified Stock Option Plan). The Compensation Committee makes an annual recommendation to the Board of Directors with respect to Mr. Bauer's salary and bonus (without participation by Mr. Bauer), and the full Board acts on the recommendation. Certain transactions between Mr. Bauer and the Company are described below under Transactions With Management.

         Arlyn Lanting, a director and member of the Company's Compensation Committee, was an officer of the Company more than fifteen years ago.

TRANSACTIONS WITH MANAGEMENT

         Since 1978, prior to the time the Company became a publicly held corporation, the Company has leased a building that previously housed its main office, manufacturing and warehouse facilities, and currently houses production operations for the Company's fire protection products. The lessor for that building is G & C Associates, a general partnership, and nearly all of the partnership interests in G & C Associates are held by persons related to Fred Bauer. The lease is a "net" lease, obligating the Company to pay all expenses for maintenance, taxes and insurance, in addition to rent. During 1997 the rent paid to this partnership was $52,153, and the rent for the current fiscal year is the same. The Board of Directors believes that the terms of this lease are at least as favorable to the Company as could have been obtained from unrelated parties.

         Arlyn Lanting and Kenneth La Grand are both substantial shareholders in GTI Travel Inc., a local travel agency used by the Company to book airline travel for its employees. During 1997 the Company paid $496,000 for airline travel booked through this agency. This arrangement has been reviewed by the Company's Board of Directors and approved on the basis that the prices and services provided afford the best value available to the Company.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

         The consolidated financial statements of the Company for the fiscal year ended December 31, 1997, have been audited by Arthur Andersen LLP, independent public accountants, and the Board of Directors has selected Arthur Andersen LLP, to serve as the Company's independent accountants for the fiscal year ending December 31, 1998. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting to respond to appropriate questions, and will have an opportunity to make a statement if they desire.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Based upon a review of Forms 3, 4, and 5 furnished to the Company during or with respect to the preceding fiscal year, and written representations from certain reporting persons, the Company is not aware of any failure by any reporting person to make timely filings of those Forms as required by Section 16(a) of the Securities Exchange Act of 1934, except that Kenneth La Grand was sixteen days late in reporting an option exercise for 1,000 shares during the year.

SHAREHOLDER PROPOSALS -- 1999 ANNUAL MEETING

         Any proposal of a shareholder intended to be presented at the next annual meeting of the Company must be received by the Company at its headquarters at 600 N. Centennial Street, Zeeland, Michigan 49464, no later than December 4, 1998, if the shareholder wishes the proposal to be included in the Company's proxy statement relating to that meeting.

         The Company's Annual Report to Shareholders, including financial statements, is being mailed to shareholders with this Proxy Statement.

         Management is not aware of any matters to be presented for action at the Annual Meeting, other than as set forth in this Proxy Statement. If other business should come before the meeting, the persons named as proxy holders in the accompanying Proxy intend to vote the shares in accordance with their judgment, and discretionary authority to do so is included in the Proxy.


         A COPY OF THE COMPANY'S REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS AVAILABLE WITHOUT CHARGE, UPON WRITTEN REQUEST, FROM THE SECRETARY OF THE COMPANY, 600 N. CENTENNIAL STREET, ZEELAND, MICHIGAN 49464.

         Shareholders are urged to promptly date, sign, and return the accompanying Proxy in the enclosed envelope.

                                       By Order of the Board of Directors



                                       Connie Hamblin
                                       Secretary


April 3, 1998

                                   APPENDIX A

                               GENTEX CORPORATION
                           QUALIFIED STOCK OPTION PLAN
              (AS AMENDED AND RESTATED, EFFECTIVE AUGUST 25, 1997)

         1. PURPOSE. The purpose of this Plan is to provide an opportunity for certain employees of Gentex Corporation and its subsidiaries to purchase shares of capital stock of the Corporation and thereby have an additional incentive to contribute to the prosperity of the Corporation.

         2. DEFINITIONS. The following terms are defined for use herein as follows:

            a. "Board" means the Board of Directors of Gentex Corporation.

            b. "Common Stock" means the common stock (par value, $.06 per share) of Gentex Corporation.

            c. "Committee" means the committee appointed pursuant to Paragraph 4 to administer the Plan.

            d. "Corporation" means Gentex Corporation and any subsidiary corporation where Gentex Corporation owns fifty percent (50%) or more of the combined voting power of all outstanding securities within the meaning of the applicable provisions of the Internal Revenue Code.

            e. "Effective Date" means the effective date of this Amended and Restated Plan, August 25, 1997.

            f. "Market Value" means the closing sale price of Common Stock reported in the NASDAQ National Market for the day on which the particular option is granted, or, if prices of shares of Common Stock are not so published for that date, then a fair market value determined by the Committee by any reasonable method selected by it in good faith.

            g. "Optionee" means any employee to whom an option has been granted under the Plan.

            h. "Option Agreement" means an agreement evidencing options as provided in Paragraph 7 of the Plan.

            i. "Plan" means this Qualified Stock Option Plan of the Corporation as in effect from time to time.

            j. "Option Price" means the purchase price for Common Stock under an option, as determined under Paragraph 7 of this Plan.

         3. SHARES.

            a. The total number of shares of the Common Stock which may be sold under the Plan shall not exceed 4,500,000 shares, except that the total number of shares which may be sold under the Plan may be increased to the extent of adjustments authorized by Paragraph 10. Such shares shall be authorized shares and may be either unissued shares or treasury shares.

            b. If an option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the shares not delivered under such option shall be available for options subsequently granted.

         4. ADMINISTRATION.

            a. The Plan shall be administered by a Committee appointed by the Board, which shall consist of three (3) or more members. All members of the Committee shall be directors. The Committee shall determine the employees to be granted options, the amount of stock to be optioned to each employee, and the terms of the options to be granted. The Committee shall have full power and authority to interpret the provisions of the Plan, to supervise the administration of the Plan and to adopt forms and procedures for the administration of the Plan. All determinations made by the Committee shall be final and conclusive.

            b. The granting of any option pursuant to this Plan shall be entirely within the discretion of the Committee. Nothing herein contained shall be construed to give any officer or employee any right to participate under this Plan.

            c. Each person who is or shall have been a member of the Committee shall be indemnified and held harmless by the Corporation from and against any cost, liability or expense imposed or incurred in connection with such person's or the Committee's taking or failing to take any action under the Plan. Each such person may rely on information furnished in connection with the Plan's administration by any appropriate person or persons.

         5. ELIGIBILITY. Only employees of the Corporation shall be eligible to participate in the Plan. The Committee shall determine whether or not an individual is eligible to participate in the Plan. An employee who has been granted an option under this Plan or any other stock option plan of the Corporation may be granted additional options.

         6. EXERCISE PRICE. The per share exercise price of each option granted under the Plan shall be at least one hundred percent (100%) of the Market Value of a share of Common Stock; provided, however, any option granted to a participant possessing more than ten percent (10%) of the total combined voting power of all classes of stock of Gentex Corporation shall be at an Option Price not less than one hundred ten percent (110%) of the market value of a share of Common Stock and shall not be exercisable after the expiration of five years from the date the option is granted.

         7. TERMS OF OPTIONS. Each option shall be evidenced by a written agreement containing such terms and conditions as are set by the Board or the Committee, including without limitation the following:

               a. NUMBER OF SHARES. Each Option Agreement shall state the number of shares to which it pertains.

               b. EXERCISE PRICE. Each Option Agreement shall state the exercise price.

               c. MEDIUM AND TIME OF PAYMENT. The exercise price for each share purchased pursuant to an option granted under the Plan shall be payable in full upon exercise, and may be paid in cash or, in full or in part, by the surrender of Common Stock owned by the Optionee valued at fair market value or by the surrender of Option rights hereunder that are then exercisable, valued at the difference between the Option Price and the fair market value of the underlying Common Stock. Promptly after the exercise of an Option and the payment of the full Option Price, the Optionee shall be entitled to the issuance of a stock certificate evidencing ownership of such Common Stock. However, an Optionee shall have none of the rights of a shareholder until a certificate for those Shares is issued to the Optionee, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Paragraph 10 of this Plan.

               d. TERM AND EXERCISE OF OPTIONS. Each option shall be exercisable in whole or in part in such amounts and at or after such dates as may be specified in the option agreement. In no event, however, shall any option be exercisable less than one (1) year from the date of grant.

               e. ADMINISTRATIVE DISCRETION. The Committee may in its discretion vary, among employees and among options granted to the same employee, any and all of the terms and conditions of options granted under the Plan, including the term during which and the amounts in which and dates at or after which such options may be exercised.


         8. TRANSFERABILITY OF OPTIONS AND COMMON STOCK. Options under this Plan may not be transferred except by will or according to the laws of descent and distribution. During the lifetime of the Optionee, an option may be exercised only by the Optionee or his guardian or legal representative. After an Optionee's death, options that were exercisable at the date of death may be exercised at any time within one year after the date of death, subject to prior expiration, by the executor or administrator of the Optionee's estate, any person(s) who acquired the option directly from the Optionee by bequest or inheritance, or any person designated specifically in a written designation signed by the Optionee and filed with the Committee prior to the date of death. The Corporation may, in the event it deems the same desirable to assure compliance with applicable federal and state securities laws, legend any certificate representing shares issued pursuant to the exercise of an option with an appropriate restrictive legend, and may also issue appropriate stop transfer instructions to its transfer agent with respect to such shares.

         9. TERMINATION OF OPTIONS. Each option agreement shall contain such provisions as the Committee may deem advisable for termination of the option in the event of, and/or exercise of the option after the Optionee's death, disability, or termination of employment by the Corporation. No option may be exercised more than three (3) months after the termination of the Optionee's employment by the Corporation, nor more than twelve (12) months after the Optionee shall have died or become disabled, without the specific approval of the Committee.

         Option agreements may also contain, in the discretion of the Committee, provisions for termination of options and/or acceleration of exercise rights in the event of any merger or consolidation of the Corporation with, or acquisition of the Corporation or substantially all of its assets by, any other corporation or entity.

         Nothing in the Plan or in any option shall limit or affect in any way the right of the Corporation to terminate an Optionee's employment at any time nor be deemed to confer upon any Optionee any right to continue in the employ of the Corporation.

         10. ADJUSTMENT PROVISION. If the number of shares of Common Stock outstanding changes by reason of a stock dividend, stock split, recapitalization, merger, consolidation, split-up, combination or exchange of shares, the aggregate number and class of shares available under this Plan and the number of shares subject to each outstanding option, together with the option prices, shall be appropriately adjusted by the Board or Committee to prevent dilution of the interests of Optionees and of the Plan.

         11. EFFECTIVE DATE OF PLAN, TERMINATION AND AMENDMENT. The August 25, 1997 Plan Restatement shall take effect only upon and as of the date of approval of the Plan by the Corporation's shareholders. Unless earlier terminated by the Board, the Plan shall terminate on the date ten (10) years subsequent to the date of the adoption of the Plan Restatement by the Board, after which date no options may be granted under this Plan. The Board may terminate the Plan at any time, or may from time to time amend the Plan as it deems proper and in the best interest of the Corporation, provided that no such amendment may (a) alter the aggregate number of shares that may be issued under the Plan, (b) decrease the price at which options may be granted, or (c) modify the eligibility requirements set forth in Paragraph 5.

         12. DISQUALIFYING ASSIGNMENTS. At the request of an Optionee, the Committee may authorize the amendment of any Option Agreement in order to permit an assignment of the option, in whole or in part, to any Authorized Transferee as hereinafter defined, subject to such procedures and conditions as the Committee may establish from time to time; provided, however, any such amendment may result in disqualification of the option from favorable tax treatment under the applicable provisions of the Internal Revenue Code of 1986, as amended, and the Company shall have no responsibility for that, or any other adverse tax consequence that results from such an amendment. The amendment shall: (i) permit transfers only to the Optionee's spouse and/or the Optionee's descendants, and/or to a trust created primarily for the benefit of the Optionee, the Optionee's spouse, and/or the Optionee's descendants ("Authorized Transferee");
(ii) prohibit payment of any consideration by the Authorized Transferee to the original Optionee; (iii) prohibit any further transfer of the option; (iv) provide that the Authorized Transferee shall succeed to all of the rights and benefits (except any right to further transfer the option) and be subject to all obligations, conditions, and limitations applicable to the original Optionee;
(v) and set forth such other conditions, terms, and provisions as the Committee may require in the exercise of its discretion. All rights, benefits, obligations, conditions, and limitations of any option transferred to an Authorized Transferee shall be determined as if the original Optionee continued to hold the option, whereby provisions of this Plan dealing with the death of an Optionee will continue to refer to the original Optionee regardless of whether the option has been transferred to an Authorized Transferee. Options may be exercised during the lifetime of the original Optionee only by the original Optionee or an Authorized Transferee as the case may be. In the event of an Optionee's death, options may be exercised to the same extent exercisable by the optionee at the date of death, at any time prior to the earlier of the specified expiration date, or a date after the Optionee's death specified in the Option Agreement by any of the following persons: (i) personal representatives of the estate of the Optionee; (ii) any person or persons who shall have acquired the option directly from the Optionee by bequest or inheritance; (iii) any person designated to exercise the option by means of a specific written designation executed by the Optionee and filed with the Company prior to the Optionee's death; or (iv) an Authorized Transferee. Except as provided herein, no option shall be transferable by an Optionee otherwise than by will or the laws of descent and distribution.


                                  CERTIFICATION

         The foregoing Plan Restatement was duly adopted by the Board of Directors, effective August 25, 1997, subject to the approval of the Company's shareholders.


                                                     /s/ CONNIE HAMBLIN
                                                     -------------------------
                                                     Connie Hamblin, Secretary
                                                     Gentex Corporation

                                   APPENDIX B

                                   ARTICLE III

         The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 105,000,000 shares, consisting of 100,000,000 shares of Common Stock, par value $.06 per share and 5,000,000 shares of Preferred Stock, no par value.

         The authorized shares of Common Stock of the par value of $.06 per share are all of one class with equal voting power, and each such share shall be equal to every other such share.

         The shares of Preferred Stock may be divided into and issued in one or more series. The Board of Directors is hereby authorized to cause the Preferred Stock to be issued from time to time in one or more series with such designations and such relative voting, dividend, liquidation and other rights, preferences and limitations as shall be stated and expressed in the resolution providing for the issue of such Preferred Stock adopted by the Board of Directors. The Board of Directors by vote of a majority of the whole Board is expressly authorized to adopt such resolution or resolutions and issue such stock from time to time as it may deem desirable.

--------------------------------------------------------------------------------

                                     PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The shareholder(s) signing on the reverse side hereby appoint(s) Connie
     Hamblin and Enoch Jen as Proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated herein, all of the shares of common stock of Gentex Corporation held of record by such shareholder(s) on March 27, 1998, at the Annual Meeting of Shareholders to be held on May 21, 1998, or any adjournment thereof.

1. Election of Directors (except where marked to the contrary) for a three-year term. [ ] FOR [ ] WITHHELD

NOMINEES: Mickey E. Fouts, John Mulder

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR AN INDIVIDUAL NOMINEE,
     STRIKE A LINE THROUGH THE NOMINEE'S NAME LISTED ABOVE.)

2. Proposal to approve an Amended and Restated Qualified Stock Option Plan. [ ] FOR [ ] AGAINST [ ] ABSTAIN

     3. Proposal to amend the Articles of Incorporation to increase the authorized shares of common stock.

       [ ] FOR  [ ] AGAINST  [ ] ABSTAIN

4. In their discretion, the Proxies are authorized to vote upon such other
   business as may properly come before the meeting.    [ ] I plan to
   attend the meeting.    [ ] I do not plan to attend the meeting.

                         (To be Signed on Reverse Side)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

When properly executed, this proxy will be voted in the manner directed by the shareholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED FOR A THREE-YEAR TERM; FOR THE APPROVAL OF AN AMENDED AND RESTATED GENTEX QUALIFIED STOCK OPTION PLAN; AND FOR THE APPROVAL TO AMEND THE ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK.


                                       NOTE: Please sign as your name appears
                                       hereon. When shares are held jointly,
                                       each holder should sign. When
                                       signing for an estate, trust, or
                                       corporation, the title and capacity
                                       should be stated. Persons signing as
                                       attorney-in-fact should submit powers of attorney.


Signature                     Date       Signature                   Date
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